Exhibit 10.3





                 AMENDED AND RESTATED DEVELOPMENT AGREEMENT
                                  BETWEEN
                       THE PICAYUNE RANCHERIA OF THE
     CHUKCHANSI INDIANS, THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY
                                    AND
                      CASCADE ENTERTAINMENT GROUP, LLC

                               June 15, 2001



         This Amended and Restated Development Agreement is made as of June 15, 2001, by and between THE PICAYUNE RANCHERIA OF THE CHUKCHANSI INDIANS, Coarsegold, California, (the "Tribe"), THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY, , and CASCADE ENTERTAINMENT GROUP, LLC a California Limited Liability Company with offices at 7915 Folsom Boulevard, Sacramento, California 95826-2611 (the "Development Manager" or "CEG"). This Amended and Restated Agreement amends and restates in its entirety that certain Development Agreement between the Tribe and CEG dated October 15, 1999.

                                  RECITALS

         A. The Tribe is a federally recognized Indian Tribe and has occupied certain lands in and around what is now known as Coarsegold, California from time immemorial.

         B. Under powers granted by the Tribe's Constitution (the "Constitution"), the Tribe has created the Chukchansi Economic Development Authority (the "Authority"), to further the economic prosperity of the Tribe, and has given to the Authority the sole responsibility and authority to develop and operate Class II and Class III Gaming on behalf of the Tribe under the Indian Gaming Regulatory Act of 1988, 25 U.S.C. ss.ss.2701 - 2721
(2000).

         C. With the assistance of CEG, the Authority intends to finance, design, construct, furnish and equip a permanent Class II and Class III gaming facility.

         D. The Tribe and the Authority possess or will acquire sovereign governmental powers over the Property pursuant to the Tribe's recognized powers of self government.

         E. The Authority desires to use the Property to promote tribal economic development, self-sufficiency and strong tribal government.

         F. The Tribe and the Authority, on the same date as the date of this Agreement, has have entered into an Amended and Restated Management Agreement with CEG for the management of ongoing Gaming and related non-Gaming operations, subject to receipt of regulatory approvals. CEG and the Authority intend to take all steps reasonably possible prior to the receipt of the regulatory approvals: (i) to obtain a commitment for financing the Facility; (ii) to master-plan and engineer the site for the Facility; (iii) to design the Facility; and (iv) to enter into contracts to construct and equip the Facility to be effective when all regulatory approvals have been obtained or as soon thereafter as feasible, so that the Facility can be opened to the public as soon as possible thereafter.

         G. The Authority has selected CEG to arrange financing for the Facility, and to manage the development, design, construction, furnishing and equipping of the Facility.

         H. The Authority and CEG intend that their relationship with regard to the preliminary development of the Facility shall be an exclusive arrangement.

         I. The Authority and CEG desire to enter into an agreement whereby preliminary Facility design and development work (but not Facility construction or operation) may proceed prior to receipt of regulatory approvals whereby the exclusive nature of the relationship between CEG and the Authority shall be preserved.

         J. CEG has agreed to make available to the Authority, either by directly lending funds or arranging a loan by a bank or other source, or by arranging a bond issue, sufficient funds to finance the Facility. Further, CEG has agreed to make certain other loans and to pay certain other fees to the Tribe and/or the Authority as consideration for the exclusive right to develop the Facility and to manage the Facility pursuant to the Management Agreement, and for other development rights as described herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, the receipt and sufficiency of which are expressly acknowledged, the Tribe, the Authority and CEG hereby agree as follows:


                                 ARTICLE 1
                         DEFINITIONS AND OBJECTIVES

         Section 1.1. Definitions. In addition to other terms which are defined elsewhere in this Agreement, the following terms, for purposes of this Agreement, shall have the meanings set forth in this Section:

         "Additional Development Land" shall have the meaning set forth in
Section 2.4 hereof.

         "Affiliate" shall mean as to the Development Manager, the Authority, or the Tribe, any corporation, partnership, limited liability company, joint venture, trust, department or agency or individual controlled by, under common control with, or which controls, directly or indirectly the Development Manager, the Authority, or the Tribe.

         "Agreement" shall mean this Amended and Restated Development Agreement.

         "Authority" or "Tribal Economic Development Authority" shall mean the body corporate and politic and an instrumentality of the Tribe, and an authorized agency of the Tribe pursuant to the Compact, created by Resolution of the Tribal Council pursuant to powers granted to the Tribal Council by the Constitution, vested with certain delegated governmental powers for the purpose of furthering the economic prosperity of the Tribe through the development and ownership of the Enterprise and related businesses and assets, in accordance with the IGRA, the Compact, the Tribal Gaming Code, and this Agreement.

         "BIA" shall mean the Bureau of Indian Affairs under the Department of the Interior of the United States of America.

         "CEG" as used throughout this Agreement shall mean only CASCADE ENTERTAINMENT GROUP, LLC, a California Limited Liability Company with offices at 7915 Folsom Boulevard, Sacramento, California 95826-2611.

         "Class II Gaming" shall mean Class II Gaming as defined in the IGRA.

         "Class III Gaming" shall mean Class III Gaming as defined in the IGRA.

         "Collateral Development Land" shall have the meaning set forth in
Section 2.2 hereof.

         "Commencement Date" shall mean the first date that the Facility is complete, open to the public and that Gaming is conducted in the Facility pursuant to the terms of the Management Agreement.

         "Compact" shall mean which the Tribe has negotiated and executed with the State of California regarding Class III Gaming, and which has been duly approved by the Secretary of the U.S. Department of the Interior pursuant to the IGRA; as the same may, from time to time, be amended, or such other Compact that may be substituted therefore.

         "Completion Date" shall mean the date upon which CEG receives:

                  (i) an architect's certificate from the architect chosen pursuant to this Agreement as having responsibility for the design and supervision of construction, certifying that the Facility has been fully constructed substantially in accordance with the Plans and Specifications;

                  (ii) certification from the designee of CEG having responsibility to assure compliance with any operational standards stating that the Facility, as completed, is in substantial compliance with any such standards;

                  (iii) a permanent or temporary certificate of occupancy, if required, from any government authority or authorities pursuant to whose jurisdiction the Facility is to be constructed, permitting the use and operation of all portions of the Facility in accordance with this Agreement; and

                  (iv) certificates of such professional designers, inspectors or consultants or opinions of counsel, as CEG may determine to be appropriate, verifying construction and furnishing of the Facility in compliance with all Legal Requirements.

         "Constitution" shall mean the Constitution of THE PICAYUNE RANCHERIA OF THE CHUKCHANSI INDIANS as approved by the Tribe, in effect on the date of the execution by the parties of this Agreement, and as amended by the Constitutional Amendment in accordance with this Agreement.

         "Constitutional Amendment" shall mean the duly authorized, valid and binding amendment to the Constitution, the text of which is attached hereto as Exhibit D, which will be adopted by the Tribe in accordance with the Management Agreement.

         "Construction Documents" shall have the meaning described in
Section 5.4.

         "Design Agreement" shall have the meaning described in Section 4.1.

         "Design Packages" shall have the meaning described in Section 4.1.

         "Development Budget" shall have the meaning described in Section4.2.

         "Development Fee" shall mean the amount paid to Development Manager pursuant to Section 3.1 of this Agreement.

         "Development Manager" shall have the meaning described in the first paragraph of this Agreement.

         "Effective Date" shall mean the date five (5) days following the date on which all of the following listed conditions are satisfied:

                  (i) written approval of the Management Agreement is granted by the Chairman of the NIGC and/or the BIA;

                  (ii) written approval of the Loan Agreement, the Security and Reimbursement Agreement, the Note, and the Interim Promissory Note is granted by the Chairman of the NIGC and/or the BIA, if required;

                  (iii) written approval of a Tribal Gaming Code is granted by the Chairman of the NIGC or the BIA;

                  (iv) written confirmation that the Tribe, the State (to the extent required by the Compact), and the NIGC, have approved background investigations of CEG;

                  (v) CEG has received a certified copy of the Tribal Gaming Code and the Tribal Resolutions adopted by the Tribe in accordance with the Tribe's governing documents, and a certified copy of Resolutions of the Governing Board of the Authority, authorizing the execution of the Management Agreement, Loan Agreement(s),
                           Note(s), Interim Promissory Note(s), Security and Reimbursement Agreement(s), and this Agreement;

                  (vi) CEG has satisfied itself as to the proper ownership and control of the Property and its suitability for construction and operation of the Facility, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Enterprise in accordance with the Management Agreement have been met and satisfied;

                  (vii) for purposes of Class III Gaming, the Compact has been signed by the Secretary of the Interior and published in the Federal Register as provided in 25 U.S.C. ss.2710(d)(8)(D);

                  (viii) the satisfactory completion of all necessary and applicable feasibility studies required for the development, construction and operation of the Enterprise;

                  (ix) receipt by CEG of all applicable licenses for or related to development, construction or management of the Enterprise;

                  (x) receipt by CEG of the Authority's approval of the Plans and Specifications for the Facility; and

                  (xi) CEG has satisfied itself that the Tribal Gaming Code and any other codes adopted by the Tribe relative to any of the documents referenced in this Agreement do not have a material adverse effect on CEG's ability to operate the Facility under the Management Agreement.

         The Tribe and the Authority agree to cooperate and to use their best efforts to satisfy all of the above conditions at the earliest possible date. CEG agrees to memorialize the satisfaction of each of (vi),
(viii) and (xi), as well as the Effective Date, in writings signed by CEG and delivered to the Tribe and the Authority.

         "Engagement Fee" shall have the meaning described in Section 8.1.1.

         "Enterprise" shall mean the business entity owned and operated by the Authority and managed by CEG, to engage in Class II and Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in the Facility including, but not limited to the sale of alcohol, tobacco, gifts and souvenirs; or any ancillary non-Gaming activity within the Facility generally related to Class II or Class III Gaming, provided, however, the Enterprise shall not include any hotel, entertainment facility, or other substantial non-Gaming operation operated under separate leasing or non-gaming management agreements, unless otherwise agreed by the Authority.

         "Facility" shall mean all buildings, structures and improvements located on the Property used by the Enterprise or used for the operation of the Enterprise, and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of the Enterprise.

         "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

                  (i) cashier, money sorting and money counting equipment, surveillance and communication equipment and security equipment;

                  (ii) electronic lottery terminals, video games of chance, table games, bingo blowers & equipment, electronic displays, Class II pull-tab dispensers, table games, pari-mutuel betting equipment, and other Class II and Class III gaming equipment, permitted pursuant to a Tribal-State Compact and the IGRA;

                  (iii)    office furnishings and equipment;

                  (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for entertainment facilities, hospitality facilities, kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;

                  (v)      all decor, special effects, and artwork; and

                  (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.

         "Gaming" shall mean any and all activities defined as Class II and Class III Gaming under the IGRA.

         "Gaming Code" shall mean the Gaming Code adopted by the Tribe and approved by the Chairman of the NIGC regulating the conduct of gaming on tribal lands.

         "Governing Board" shall mean the board of directors of the Authority. The Governing Board shall be comprised of those persons serving on the Tribal Council from time to time.

         "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss.2701 et. seq. as same may, from time to time, be amended.

         "Interim Loan" shall mean the funds advanced to the Tribe as a loan under the terms of one or more of the Pre-Construction Development Credit and Reimbursement Agreement and the Interim Promissory Notes.

         "Interim Promissory Note" shall have the meaning described for one or more promissory notes to be executed by the Tribe and/or the Authority in favor of CEG pursuant to this Agreement.

         "Legal Requirements" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local, and tribal laws, codes, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, the Authority, CEG, the Property, the Facility, and the Enterprise, including without limitation, the IGRA, the Compact, and the Tribal Gaming Code.

         "Lender" shall mean the source of financing agreed upon by the parties to provide the funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise under the Loan Agreement. The term "Lender" shall include Manager if and to the extent Manager shall become a source of financing under the Loan Agreement.

         "Loan" shall mean the loan to the Authority to be made pursuant to the Loan Agreement.

         "Loan Agreement" shall mean the loan agreement in the original principal amount of up to One Hundred Seventy Million Dollars ($170,000,000.00), to be entered into between the Authority and CEG or one of its Affiliates, or between the Authority and the Lender, the proceeds of which are to be used exclusively for the development, design, construction, furnishing and equipping of the Facility and/or providing start-up and working capital for the Enterprise.

         "Management Agreement" shall mean the Amended and Restated Management Agreement between the Tribe, the Authority, and CEG dated the same date as this Agreement.

         "National Indian Gaming Commission (NIGC)" shall mean the commission established pursuant to 25 U.S.C.ss.2704.

         "Native Americans" shall mean persons who are members of any Federally recognized Indian tribe.

         "Net Revenues" shall have the meaning set forth in the Management Agreement, and shall include Net Revenues (Gaming) and Net Revenues (Other).

         "Note" shall mean the promissory note or notes to be executed by the Authority pursuant to the Loan Agreement, which shall evidence a loan to the Authority, in an original principal amount of up to One Hundred and Seventy Million Dollars ($170,000,000.00), from either the Lender or CEG.

         "Plans and Specifications" shall mean the final Plans and Specifications approved for the Facility as described in this Agreement.

         "Project" shall have the meaning described in Exhibit B.

         "Property" shall mean the Tribe's Indian Lands located on Road 417 in Coarsegold, CA, and any other parcel of land in Madera County, California identified and mutually acknowledged in a writing executed by the Tribe, the Authority, and CEG as suitable for development of the Facility and operation of the Enterprise which meets the requirements of United States of America to be accepted in trust or Indian Lands status for the Tribe for Gaming, or other lands to be used by the Enterprise for non-Gaming purposes.

         "Reimbursable Project Costs" are those project development costs which are included in budgets and schedules mutually approved by the Tribe and/or the Authority and CEG, and which are advanced to the Tribe and/or the Authority under the terms of the Security and Reimbursement Agreement or pursuant to the Loan or Loan Agreement.

         "Security and Reimbursement Agreement" shall mean that agreement or agreements to be entered into between CEG and/or the Lender and the Authority and/or the Tribe which shall set out the security interest of CEG and/or the Lender and reimbursement obligation of the Authority and/or the Tribe relating to the Interim Loan and the Interim Promissory Note(s).

         "State" shall refer to the State of California.

         "Term" shall mean the term of this Agreement as described in
Article 7.

         "Tribal Council" shall mean the Tribal Council of the Picayune Rancheria of Chukchansi Indians.

         "Tribal Distributions" shall mean the unrestricted distribution made to the Tribe and/or the Authority from the Net Revenues pursuant to the Management Agreement and the Loan Agreement.

         "Tribal Gaming Commission" shall mean the Tribal body created pursuant to the Gaming Code to regulate the Class II and Class III Gaming in accordance with the Compact, the IGRA and the Gaming Code.

         Section 1.2. Independent Agreement. The objective of the Tribe, the Authority, and CEG in entering into and performing this Agreement is to provide a legally enforceable procedure and agreement pursuant to which CEG will pay certain fees to the Tribe and/or the Authority and has made and will make certain loans to the Tribe and/or the Authority, and whereby the Tribe, the Authority and CEG can proceed as far as possible with development of the Facility prior to the approval of the Management Agreement by the NIGC so that the Facility can be opened to the public as soon as possible after the approval of the Management Agreement by the NIGC; and to set forth the rights and obligations of the parties if approval of the Management Agreement by the NIGC does not occur. This is intended to be a legally enforceable agreement, independent of the Management Agreement, which shall become effective upon execution and delivery by the parties, and be enforceable between the parties regardless of whether or not this Agreement or the Management Agreement is approved by the Chairman of the NIGC.

                                 ARTICLE 2
                            SCOPE OF DEVELOPMENT

         Section 2.1. Development Plan. The Development Manager has presented to the Authority a development plan, including a schedule of critical dates for each phase of development, a budget, and priorities. The Authority herewith acknowledges receipt and approval of that development plan.

                  Section 2.1.1. Prior to the availability of proceeds from the Loan, CEG shall advance all reasonable development expenses as agreed upon by the parties as set forth in Exhibit A. CEG shall maintain a detailed schedule of these expenses and shall make written reports to the Authority monthly describing all such expenses.

                  Section 2.1.2. Reimbursable Project Costs advanced by CEG shall be reimbursed by the Tribe and/or the Authority. A schedule of all categories of projected reimbursable Project costs, and projected budgets for said categories shall be prepared by CEG and included in Exhibit A. CEG shall provide the Authority with a monthly detailed schedule with totals of all reimbursable Project Costs for the month past within 15 days after the receipt by CEG of all substantiating documents required from the Authority for the prior month's reimbursements and/or advances.

                  Section 2.1.3. Fifteen days prior to the first draw of the Loan, CEG shall provide the Authority with a final detailed schedule with totals of all reimbursable Project Costs up to the date of the first draw. At CEG's election, the Authority shall reimburse CEG for these costs as a component of the first draw of the Loan. Reimbursable Project Costs shall include, but not be limited to, land acquisition costs, land development costs, engineering and architectural expenses, marketing, Tribal Gaming Commission costs, legal and consultant costs, project management costs, financing costs, and all other pre-construction professional costs. All such costs incurred after the availability of Loan proceeds shall be included in monthly draws against the Loan.

                  Section 2.1.4. Engagement Fees paid by CEG to the Tribe and/or the Authority in exchange for the exclusive right to develop and manage the Facility shall not be reimbursable.

         Section 2.2. Land Acquisition. CEG has acquired an interest in the following undeveloped land ("Collateral Development Land"), to wit:

                  Tract 1:          All that portion of the N 600.0 feet
                  -------           of the East 309.0 feet of the NE 1/4 of
                                    the NE 1/4 of the NW 1/4 lying South
                                    and West of the Picayune Road in
                                    Section 29, Township 8 South, Rage 21
                                    East, MDB&M, bounded and described as
                                    follows:

                                    Beginning at a point on the North
                                    Section line at the intersection of the
                                    N.-S. 1/2 Section line of Section 29,
                                    thence West and along the North Section
                                    line a distance of 309 feet to a point;
                                    thence at right angles South and
                                    parallel to the N.-S. 1/2 Section line
                                    a distance of 600 feet to a point;
                                    thence at right angles East and
                                    parallel to the North Section line of
                                    Section 29 a distance of 309 feet to
                                    the intersection with the N.-S. 1/2
                                    Section line of Section 29; thence at
                                    right angles North along the
                                    North-South 1/2 Section line of Section
                                    29 a distance of 600 feet, back to the
                                    point of beginning.

                  Tract 2:          Parcel 2 of Parcel Map 1870 as recorded
                  -------           August 21, 1981, in Book 27 of Map at page
                                    182 of Madera County Records.
                                    APN:  054-330-032-000.

                  Tract 3:          Parcel 3 of Parcel Map 1870
                  -------           according to the map thereof recorded
                                    August 21, 1981 in Book 27 of Maps, at
                                    Page 182, Madera County Records, being
                                    a portion of the NE 1/4 of Section 29,
                                    Township 8 South, Range 21 East, Mount
                                    Diablo Base and Meridian, according to
                                    the official plat thereof. APN:
                                    054-330-033-000

                  Tract 4:          Parcel One of Parcel Map 1870 as
                  -------           recorded in Book 27 at Page 182, Madera
                                    County Records, being a portion of the
                                    NE 1/4 of Section 29, Township 8 South,
                                    Range 21 East, MDB&M. APN: 054 330 020

                  Tract 5:          All that portion of the north 1/2 of
                  -------           the Northwest 1/4 (N1/2 of NW 1/4 of NE
                                    1/4) of section 29, Township 8 South,
                                    Range 21 East, MDB&M, lying
                                    southwesterly of County Road No. 417.
                                    APN:  054 330 031

                  Tract 6:          The SE 1/4 of the NW 1/4 (SE 1/4 of NW 1/4/)
                  -------           of Section 29, Township 8 South, Range 21
                                    East M.D.M., containing forty (40) acres, more or less. APN: 054-330-015

         Section 2.3. From and after the date on which the Tribe acquires title to the Collateral Development Land, the Tribe shall use its best efforts to cause the same to be transferred to the United States to be held in Trust by the United States for the benefit of the Picayune Rancheria of Chukchansi Indians, or to be held otherwise in such fashion as to make the lands "Indian lands" as that term is defined in the IGRA. The cost for the land acquisition and the Fee-to-Trust Application shall be a Reimbursable Project Cost.

         Section 2.4. Additionally, CEG shall disclose to the Tribe, in writing, any and all interests in land in Coarsegold, California, other than the Collateral Development Land, acquired by CEG, or by Affiliate, after October 1, 1998 (the "Additional Development Land"); including, without limitation as part of such disclosure, the furnishing to the Tribe of copies of executed copies of any purchase agreement, option or similar instruments which may have been executed and delivered in connection therewith and copies of all collateral documents. If the Tribe finds any Additional Development Land to be suitable for the Project, the Tribe may, at its sole discretion, elect and require, within 90 days after any such disclosure, that CEG or any Affiliate of CEG shall quitclaim, transfer and assign to the Tribe an undivided one hundred percent (100%) interest in any such land so acquired. The interest transferred shall be equal to, but not greater than, the interest held by CEG or its Affiliate. If the interest held by CEG or its Affiliate is limited in any way that prevents immediate transfer of the interest to the Tribe, then CEG or its Affiliate shall provide the Tribe with written assurances that the interest held shall be transferred upon satisfaction of the limitations.

         In the event of such transfer, the transferor shall receive as consideration for such transfer: cash reimbursement by the Tribe or the Authority for one hundred percent (100%) of all out-of-pocket costs, purchase costs, and transactional costs paid and incurred by the transferring entity prior to the date of transfer to the Tribe or the Authority, in acquiring the interest(s) then being transferred to the Tribe or the Authority; and any additional costs that the transferring entity will incur subsequent to the transfer, which are related to and necessary for the acquisition of the property and which cannot be transferred to the Tribe or the Authority for direct payment. Such transfer(s) shall be made to the Tribe or the Authority without warranty, representation or further undertaking on the part of the entity required to effect such transfer.

         Section 2.5. The Tribe has acquired the following described property, to wit:

                  Tract 7:
                  --------

                  That portion of the North half of the Northwest quarter of the Northeast quarter and the West half of the Northwest quarter of the North east quarter of the Northeast quarter of Section 29, Township 8 South, Range
                  21 East, MDB&M, according to the Official Plats thereof, lying Northeasterly of the Northeasterly line of a strip of land 50 feet in width conveyed to the County of Madera, State of California, for highway purposes by Deed dated September 11, 1961 and recorded in the records of Madera County in Volume 808 of Official Records, at page 410.

                  EXCEPTING THEREFROM that portion of the Northeast quarter of Section 29, Township 8 South, Range 21 East, MDB&M, according to the Official Plat thereof described as follows:

                  BEGINNING at the Southeast corner of the West half of the Northwest quarter of the Northeast quarter of the Northeast quarter of said Section 29; thence West along the South line of the North half of the North half of the Northeast quarter of said Section 580.8 feet; thence Northeasterly 600 feet, more or less, to a point in the East line of the West half of the Northwest quarter of the Northeast quarter of the Northeast quarter of Section 29 , located 150 feet North from the Southeast corner thereof; thence South 150 feet to the point of beginning; and

                  Tract 8:
                  --------

                  All that portion of the South half of the Northwest quarter of the Northeast quarter and the West half of the Southwest quarter of the Northeast quarter of the Northeast quarter of Section 29, Township 8 South, Range 21 East, MDB&M, lying North and Northeasterly of the North and Northeasterly boundary of County Road No. 417, County of Madera, State of California; and

                  That portion of the Northeast quarter of Section 29, Township 8 South, Range 21 East, MDB&M, according to the Official Plat thereof described as follows:

                  Beginning at the Southeast corner of the West half of the Northwest quarter of the Northeast quarter of the Northeast quarter of said Section 29; thence West along the South line of the North half of the North half of the Northeast quarter of said Section, 580.8 feet; thence Northeasterly 600 feet, more or less, to a point in the East line of the West half of the Northwest quarter of the Northeast quarter of the Northeast quarter of Section 29, located 150 feet North from the Southeast corner thereof; thence South 150 feet to the point of beginning, County of Madera, State of California.

                  Tract 9:
                  --------

                  Parcels 1 and 2 of Parcel Map 3244, filed for record in the Office of the Madera County Recorder, State of California, on February 28, 1994 in Volume 42 of Maps, at page 46, being a portion of the Northwest 1/4 of Section 29, Township 8 South, Range 21 East, Mount Diablo Base and Meridian.

         The Tribe or the Authority shall transfer said land to the United States to be held in trust by the United States for the benefit of the Picayune Rancheria of Chukchansi Indians, or to be held otherwise in such fashion as to make the lands "Indian lands" as that term is defined in the IGRA. The costs associated with the fee to trust process shall be a Reimbursable Project Cost.

                                 ARTICLE 3
                         DEVELOPMENT MANAGEMENT FEE

         Section 3.1. For all services and obligations under the Development Agreement, the Development Manager shall receive a fee (the "Development Fee") of 4% of the total cost of development, provided that the Development Fee shall not exceed four million five hundred thousand dollars ($4,500,000.00). The total cost of development shall be as defined in the Development Budget agreed to by the Authority and CEG, and as modified from time to time by mutual agreement of the Authority and CEG.

         Section 3.2. During the Pre-Construction phase, the Development Manager shall receive a monthly lump sum fee of $25,000, which shall be credited against the total Development Fee. The Development Manager shall advance funds to the Authority for payment of the lump sum monthly fee as advances under the Interim Loan Agreement. At the commencement of construction, payments of the Development Fee shall be in conformance with the construction draw schedule, as mutually agreed to by the Authority and CEG.

                                 ARTICLE 4
                                DESIGN PHASE

         Section 4.1. Employment of Design Consultants. CEG shall use its experience and professional expertise to pre-qualify architects, engineers, and other design consultants to be engaged on the Project. CEG shall present to the Authority a recommendation for a Design Team to be engaged for the design & engineering of the Facility; said Design Team to be headed by and managed by the Development Manager. The Development Manager shall provide the Authority with sufficient information, including interviews and presentations, to allow the Authority to fully evaluate each prospective member of the Design Team. If any member of the recommended Design Team is deemed unacceptable to the Authority for any reasonable objection, then CEG shall make additional recommendation(s) to the Authority until a full Design Team is accepted. The Authority shall employ such Design Team members for the purpose of performing certain services in connection with the design and construction of the Facility, including site development. The Authority's agreement with the Design Team members shall be in the form of a contract (the Design Agreement) prepared by CEG, and approved by CEG and the Authority. The scope of the project contemplated by this Agreement, shall be stated and established in the Design Agreement, and shall be subject to the mutual approval of the parties, but shall incorporate at a minimum the concepts outlined in CEG's proposal to the Authority attached hereto as Exhibit B. The scope of design shall include, and the design shall facilitate, the possibility of the Authority designing and constructing a concurrent or future phased addition of a hotel, spa, resort amenities and/or retail space. The Design Agreement shall also provide for and establish appropriate design packages "Design Packages", each including portions of the Project. The Design Agreement shall allow CEG, acting as Development Manager, the right and responsibility to supervise, direct, control and administer the duties, activities and functions of the Design Team and to efficiently carry out its covenants and obligations under this Agreement; but the Design Agreement shall provide that the Development Manager will consult closely with the Authority, and that all substantial design elements shall be subject to review and approval by the Authority.

         Section 4.2. Design and Construction Budgets. The Development Manager, subject to the approval of the Authority, shall establish budgets (collectively the Development Budget) for designing, constructing, furnishing and equipping the Facility, and related costs which may be identified prior to the commencement of design by the Design Team. The Development Budget shall reflect planned phasing, if any. The Development Manager may, after notice to and approval by the Authority, revise the Development Budget from time-to-time, as necessary or appropriate, to reflect any unpredicted changes, variables or events or to include additional modifications to the concept requested and/or approved by the Authority. CEG may, after notice to the Authority, reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Development Budget as CEG deems necessary or appropriate, provided that: (i) the cumulative modifications of the Development Budget for all Design Packages shall not, without the Authority's prior approval, exceed the approved aggregate Development Budget, and (ii) such modifications do not otherwise conflict with the terms of this Agreement. Development Budget adjustments which otherwise vary from the terms of the Agreement, shall require the approval of both the Authority and CEG. The Authority and CEG acknowledge that the Development Budget is intended only to be a reasonable estimate of Project costs.

         Section 4.3. Concept Design and Engineering. The Development Manager shall prepare, for the review and approval of the Authority, a statement of the concept design and engineering requirements for the Facility, including, but not limited to, planned phasing, if any, a program of preliminary objectives, schedule requirements, design criteria, including assumptions regarding compliance with the National Environmental Policy Act (NEPA), the (to the extent applicable) California Environmental Quality Act (CEQA), infrastructure, access, HVAC demands, space requirements and relationships, special equipment and any other site requirements.

         Section 4.4. Preliminary Program Evaluation. The Development Manager shall prepare, or cause to be prepared, for review and approval of by the Authority, a preliminary evaluation of the proposed Project including, but not limited to, market analysis, an Environmental Assessment demonstrating compliance with the NEPA and (to the extent applicable, the CEQA), planned phasing, if any, schedule, Development Budget requirements, and alternative approaches to Project design and construction. Based upon the agreed-upon schedule, Development Budget requirements and conceptual design, the Design Team shall, under the direction of the Development Manager, prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of the Facility, and any other Enterprise components, as well as a preliminary line-item estimate of Enterprise costs based upon the proposed area, size and scope of the Enterprise.

         Section 4.5. Design Development. After review and final approval of the schematic design documents by the Authority and the Development Manager, the Design Team shall prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements and/or Design Packages as may be appropriate. Further, the Design Team shall advise the Development Manager with respect to any potential variations from Development Budget estimates. The Development Manager shall submit to the Authority, for its review and approval, finalized versions of the design development documents prepared by the Design Team and agreed to by CEG.

         Section 4.6. Plans and Specifications. Based upon the approved design development documents and any further adjustments in the scope and quality of the Project or in the Development Budget, the Design Team shall prepare for approval by the Development Manager and the Authority, construction documents consisting of preliminary drawings and specifications setting forth the general requirements for construction of the Project. After approval by the Development Manager and the Authority, the Design Team at the direction of the Development Manager shall proceed with completion of detailed plans and specifications as they relate to construction of portions of the Facility in the order such portions are to be completed or in the order required for sequential completion, and shall proceed with completion of all Plans and Specifications on the schedule developed by the Development Manager. The Design Team shall advise the Development Manager, and the Development Manager shall advise the Authority of any adjustments to previous Development Budget estimates.

         As portions of the detailed Plans and Specifications are completed for segments of the Project, the Design Team shall be required to submit duplicate copies of those portions of the Plans and Specifications to the Development Manager and the Development Manager shall review said plans with the Authority for approval prior to release of such documents to prospective bidders for bidding.

         Section 4.7. Compliance with Construction Standards, Environmental Laws and Regulations. The Facility shall be designed and constructed so as to comply with the NEPA (and to the extent applicable, the CEQA) and shall adequately protect the environment and the public health and safety. The design, construction and maintenance of the Facility shall, except to the extent a particular requirement or requirements may be waived in writing by the Authority, meet or exceed all reasonable minimum standards pertaining to the Tribe and national building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and property use laws, ordinances, regulations and requirements), which would be imposed on the Enterprise by existing (to the extent applicable) California or Federal statutes or regulations. To the extent that the Tribe or the Authority may adopt more stringent requirements, those requirements shall govern. Nothing in this subsection shall grant to the State or any political subdivision thereof any jurisdiction (including but not limited to, jurisdiction regarding zoning or property use) over the Enterprise or its development, management and operation.

         Section 4.8. Advance of Funds for Design Work. Notwithstanding any lack of approval of the Management Agreement or this Agreement by the NIGC or the BIA, CEG shall advance as a Reimbursable Project Cost such funds as are necessary to proceed with site and facility planning, architectural renderings and plans, including payments to the Design Team pursuant to the Design Agreement, engineering and environmental services, working drawings and construction contract bidding documents, and the reimbursable project expenses. These expenses shall be repaid to CEG, at CEG's election, at the time the first draw is made on the Loan. After the Effective Date, the Design Team shall be compensated for services rendered in accordance with the Design Agreement out of Loan proceeds, subject to and in accordance with the terms, conditions and provisions of the Loan Agreement.

                                 ARTICLE 5
                             CONSTRUCTION PHASE

         Section 5.1. Selection of Contractors and Vendors. The Development Manager shall initiate a pre-bid selection process in order to pre-qualify all prospective contractors, sub-contractors, and vendors. The Development Manager shall submit the list of pre-qualified contractors and vendors to the Authority, together with recommendations, for the Authority's review, comment and approval. The Development Manager shall provide the Authority with sufficient information to allow the Authority to fully evaluate each prospective pre-qualified contractor and/or vendor. Special consideration shall be given in the selection of contractors to qualified Native American owned companies and to companies with a program for effective employment of Native American employees and subcontractors that is acceptable to the Authority.

         Section 5.2. Vendor Preferences. In entering contracts for the supply of goods and services for the Enterprise, including the selection of contractors, subcontractors and suppliers, the Development Manager shall give preference to qualified Native Americans, their spouses and children, and qualified business entities certified by the Authority to be controlled by members of the Tribe. Qualified shall mean a Native American or the spouse or children of a Native American, or a business entity certified by the Authority to be controlled by a Native American, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner in the Development Manager's opinion, and can meet the reasonable bonding requirements of CEG. The Development Manager shall provide written notice to the Authority in advance of all such contracting, subcontracting and construction opportunities.

         Section 5.3. Proposal Review. Subsequent to the pre-qualification of prospective contractors, the Development Manager shall conduct a review of responsive proposals for the various components of construction of the Project, and the Development Manager shall recommend to the Authority the best qualified contractor with the lowest responsible bid proposal. The recommended contractor shall be subject to the approval of the Authority, shall be properly licensed in the State of California, shall meet the financial capability requirements of the Authority and the Development Manager, and shall be capable of furnishing a payment and performance bond satisfactory to the Development Manager and the Authority to cover the construction for which the contractor may be retained.

         Section 5.4. Contracts. The Governing Board on behalf of the Authority shall enter into a construction contract or contracts (the "Construction Documents") with the parties selected and approved in the form drafted and negotiated by the Development Manager and approved by the Governing Board for each Construction Document. The Construction Documents shall provide that work shall begin only after the Effective Date, and the Construction Documents may provide that they shall be canceled by either party if the Effective Date has not occurred by a specified fixed calendar date. The selected contractor shall be compensated solely from the Loan proceeds subject to, and in accordance with the terms, conditions and provisions of the Construction Documents and the Loan Agreement.

         Section 5.5. Construction Document Provisions. The Construction Documents shall: (i) require the successful contractors to be responsible for providing all materials, equipment and labor necessary to construct and equip the Project as necessary, including site development; (ii) include appropriate provisions assuring exemption from the California sales and use tax for goods, materials and services in the Project (to the extent said exemption is available for the Project); and (iii) require all contractors to construct the Project in accordance with the Plans and Specifications, including any changes or modifications thereto approved by the Authority. The Construction Documents will provide for insurance conforming to the applicable insurance requirements of the Management Agreement, appropriate lien waivers, and for construction schedules by which milestones, progress payments and late penalties, if any, may be calculated.

         Section 5.6. Construction Administration. The Construction Documents shall provide that the Development Manager shall be responsible for all construction administration during the construction phase of the Project. The Development Manager shall act as the Authority's designated representative and shall have full power and complete authority to act on behalf of the Authority in connection with the Construction Documents. To the extent allowed by the Design Agreement(s) and the Construction Documents, the Development Manager shall have full control and charge of any persons performing work on the Project site, and shall interpret and decide on matters concerning the performance of any requirements of the Construction Documents. The Development Manager shall have the authority to reject work which does not conform to the Construction Documents. The Development Manager may conduct inspections to determine the date or dates of substantial completion and the Completion Date. The Development Manager shall observe and evaluate or authorize the observation and evaluation of Project work performed, review or authorize review of applications for payment for submission to the Authority and review or authorize review and certification of the amounts due the contractors and/or vendors before any such payments are made.

         Section 5.7. Construction Commencement and Completion. The Construction Documents shall contain such provisions for the protection of the Tribe, the Authority and CEG as the parties shall deem appropriate; shall provide that the construction of the Project shall commence on the Effective Date following and subject to the granting of all approvals necessary to commence construction; and shall also provide that any contractor shall complete construction within such time as the Authority and CEG agree following the commencement of construction. All contractors shall, at a minimum, warrant their respective portions of the work to be performed to be free of defects for at least one year after the Completion Date.

                                 ARTICLE 6
                         FURNISHINGS AND EQUIPMENT

         Section 6.1. Selection of Furnishings and Equipment. The Development Manager shall submit to the Authority, for its review and approval, the specifications for Furnishings and Equipment in compliance with industry standards. Thereafter, the Development Manager, shall select and procure vendors for purchase by the Tribe of Furnishings and Equipment required to operate the Enterprise in conformity with such specifications and any industry standards. Alternatively, in the sole discretion of the Authority, the Development Manager may arrange for the procurement of Furnishings and Equipment on lease terms as may be approved by the Authority, and as are permissible under the Loan Agreement. Any commitments for the procurement of Furnishings and Equipment shall, however, become binding on the Authority only upon or after the Effective Date.

                                 ARTICLE 7
                                    TERM

         Section 7.1. Term. This Agreement shall be entered into and remain in full force and effect from the date of execution hereof for a period ending when the obligations of the parties under this Agreement have expired or have been fulfilled, or until all obligations owed to CEG by the Authority pursuant to this Agreement and any Interim Promissory Note have been satisfied in full, whichever is later; provided, however, that nothing herein shall prohibit CEG and the Authority from agreeing in a separate writing that the obligations of this Agreement shall be subsumed into any one or all of the other agreements between the parties immediately upon the Effective Date thereof and that, at such time as the obligations hereof are so subsumed, this Agreement shall, except to the extent contrary to the express terms hereof, automatically terminate.

                                 ARTICLE 8
                      PAYMENTS AND COMMITMENTS BY CEG
                  BEFORE APPROVAL OF MANAGEMENT AGREEMENT

         Section 8.1. Initial Financial Commitments. In partial consideration for the commitments made by the Tribe and the Authority to CEG, CEG agrees to the following financial commitments to the Tribe and the
Authority:

                  Section 8.1.1. Engagement Fee. Concurrent with the execution of the Memorandum of Understanding dated the 26th day of October, 1998 as amended on the 5th day of May, 1999, CEG has paid the Tribe an Engagement Fee of FIFTY THOUSAND DOLLARS ($50,000.00), the receipt of which is hereby acknowledged by the Tribe.

         Section 8.2. Loan Commitment. CEG shall be responsible for arranging for a the Loan to the Authority to finance the Project. The parties acknowledge that the final financing commitments may not be possible until after the total cost of the Property is known and the preliminary design documents are approved. CEG shall provide or arrange financing to fund all costs of design, development, construction and opening of the Facility, including but not limited to all planning, professional fees, land acquisition costs, development, infrastructure improvements, construction and pre-opening costs, fees and expenses on terms no less favorable to the Authority than the following:

                  (i) The original principal of the Loan shall be for an amount of up to One Hundred Seventy Million Dollars ($170,000,000.00).

                  (ii) Interest shall be at a per annum rate acceptable to the Authority, however, said acceptance shall not be unreasonably withheld.

                  (iii) The Loan shall be available at the earliest date possible in the development process, with interest and repayment terms to be as provided in the Loan Agreement (subject to approval by the Authority).

                  (iv) The Loan shall be repayable solely out of revenues of the Facility, the tangible assets of the Facility, and the business of the Enterprise. The Loan shall be a limited recourse obligation of the Authority, with no recourse to other tribal assets, including the Property, or to Tribal Distributions or assets purchased with Tribal Distributions, provided that the Authority shall waive sovereign immunity with respect to the Loan only to the extent provided in Article 14 of this Agreement.

                  (v) The Authority and CEG shall covenant not to encumber any of the assets of the Facility without prior written consent of CEG and the Lender.

                  (vi) The Loan shall not be assignable by either CEG or the Authority without the reasonable written consent of the non-assigning party.

                  (vii) The Authority shall consent to the jurisdiction of the Gaming Disputes Court, and to New York law as the law governing the Loan Agreement.

                  (viii) The Loan may be made directly by the Lender to the Authority, provided that the Loan is non-limited recourse to the Authority as described in Section 8.2.(iv) above, and otherwise conforms with the terms set forth in this
                           Section 8.2.

                  (ix) It shall be a condition of the loan commitment and of CEG's obligation to arrange or directly fund the Loan that a Management Agreement between the Tribe, the Authority, and CEG in substantially the form of the Management Agreement drafted and agreed to between the Tribe, the Authority, and CEG, and this Development Agreement, be approved by the Chairman of the NIGC.

         Section 8.3. Site Planning and Design Development. CEG shall advance the funding for the work described in Articles 2, 3, 4, 5, and 6 of this Agreement performed prior to the first availability of Loan proceeds as provided in those Articles.

                                 ARTICLE 9
                      PAYMENTS AND COMMITMENTS BY CEG
                   AFTER APPROVAL OF MANAGEMENT AGREEMENT

         Section 9.1. Fees Payable By CEG to the Tribe. CEG has paid or will pay the following non-reimbursable fees to the Tribe and/or the
Authority:

                  Section 9.1.1. Upon execution of this Development Agreement and the Management Agreement dated October 15, 1999, CEG paid to the Tribe a non-refundable Engagement Fee payment in the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), the receipt of which is herewith acknowledged.

                  Section 9.1.2. Upon approval of the Management Agreement by the Chairman of the NIGC, CEG shall pay the Authority a non-refundable Engagement Fee payment in the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00).

                  Section 9.1.3. Upon the date of ground breaking and commencement of construction of the Facility, CEG shall pay the Authority a non-refundable Engagement Fee payment of FIFTY THOUSAND DOLLARS ($50,000.00).

                                 ARTICLE 10
                                EXCLUSIVITY

         Section 10.1. Exclusivity Regarding Facility. During the term of this Agreement, or any extension hereof, CEG shall have an exclusive relationship with the Tribe and the Authority regarding the development of the Facility.

         Section 10.2. Restrictions on Collateral Development. During the term of this Agreement and the Management Agreement, CEG agrees not to develop, operate or manage any gaming and/or hotel/resort facilities within One Hundred (100) miles of the Facility without the written consent of the Authority. However, nothing in this Development Agreement shall prohibit CEG from operating a gaming facility and/or hotel/resort facility on the Buena Vista Rancheria, located in Ione, California.

                                 ARTICLE 11
                 REPRESENTATIONS, WARRANTIES, AND COVENANTS

         Section 11.1. Representations and Warranties of the Tribe and the Authority . The Tribe and the Authority represent and warrant to CEG as follows:

                  (i) The Tribe's and the Authority's execution, delivery and performance of this Agreement, the Interim Promissory Note and all other instruments and agreements executed in connection with this Agreement have been properly authorized by the Tribe and the Authority and do not require further Tribe or Authority approval.

                  (ii) This Agreement and the Interim Promissory Note, subject to any necessary approvals of the NIGC and/or the BIA, have been properly executed, and once approved in accordance with Legal Requirements constitute the Tribe's and the Authority's legal, valid and binding obligations, enforceable against the Tribe and the Authority in accordance with their terms.

                  (iii) There are no actions, except as set forth in Exhibit C, suits or proceedings, pending or threatened, against or affecting the Tribe or the Authority before any court or governmental agency of which CEG has not been advised of in writing by the Tribe and which CEG has acknowledged.

                  (iv) The Tribe and the Authority shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms, and shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

         Section 11.2. Covenants by the Tribe and the Authority. The Tribe and the Authority covenant and agree as follows:

                  (i) That promptly after the execution of this Agreement, the Tribe will take the steps necessary to adopt and will adopt the Gaming Code and that the Gaming Code will meet the requirements of the IGRA and the applicable regulations under the IGRA and be consistent with the provisions of this Agreement and the Management Agreement and not adversely affect the rights of CEG hereunder and thereunder. When adopting the Gaming Code, the Tribe will give CEG the opportunity to review and comment on the drafts thereof. Pursuant to the Gaming Code, the Tribe will promptly establish the Tribe Gaming Commission.

                  (ii) The Tribe and/or the Authority agrees to enter into the Loan Agreement, and execute the Interim Promissory Note and the Note(s) necessary to carry out the purposes of this Agreement in accordance with the terms of the Compact, the Legal Requirements, and factual particulars for development, construction and operation of the Facility for Class III Gaming, and Class II Gaming if applicable.

                  (iii) That during the term of this Agreement and the Management Agreement, the Tribe and the Authority shall enact no law impairing the obligations of contracts entered into in furtherance of the development, construction, operation and promotion of Gaming on tribal lands. Neither the Tribal Council nor the Governing Board nor any committee, agency, board or other official body, and no officer or official of the Tribe or the Authority shall, by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the obligations of contracts entered into by the Tribal Council or the Governing Board or other parties in furtherance of the financing, development, construction, operation, or promotion of Gaming on tribal lands without the written consent of the non-tribal parties to such contracts. Any such action or attempted action shall be void ab initio. However, nothing in this Section shall prevent the Tribe or the Authority from enforcing any of its Tribal codes for the purposes of reasonably protecting public health and safety and the integrity of the gaming operations.

                  (iv) That the Authority will waive sovereign immunity on the limited basis described in Article 14 with respect to the Loan.

                  (v) That the Authority will waive sovereign immunity on the limited basis described in Article 14 and enter into the Security and Reimbursement Agreement to secure repayment of any amounts owing to CEG pursuant to Section 13.3.

                  (vi) That this Agreement, the Management Agreement, the Loan Agreement, the Note, the Interim Promissory Notes, the Security and Reimbursement Agreement, and each other contract contemplated by this Agreement shall be specifically enforceable in accordance with their terms.

                  (vii) That in its performance of this Agreement, the Tribe and the Authority shall comply with all Legal Requirements.

         Section 11.3. Representations and Warranties of CEG. CEG represents and warrants to the Tribe and the Authority as follows:

                  (i) CEG's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by CEG and do not require further approval.

                  (ii) This Agreement has been properly executed, and once approved in accordance with Legal
                           Requirements, constitutes CEG's legal, valid and binding obligations, enforceable against CEG in accordance with its terms.

                  (iii) There are no actions, suits or proceedings pending or threatened against or affecting CEG before any court or governmental agency that would in any material way affect CEG's ability to perform this Agreement.

                  (iv) That CEG shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms, and shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

                  (v) That CEG has the financial capacity to pay to the Tribe and the Authority all fees and payments and to make or arrange all advances and loans described in this Agreement.

                  (vi) That CEG has the ability and expertise to perform all requirements of CEG provided for in this Development Agreement.

         Section 11.4. Covenants by CEG. CEG covenants and agrees that in its performance of this Agreement, it will comply with all Legal
Requirements.

                                 ARTICLE 12
                             EVENTS OF DEFAULT

         Section 12.1. Events of Default by the Tribe. CEG shall not be obligated to pay any fees, provide the loan commitment or make any advance on the Loan or otherwise perform its obligations under this Agreement pursuant to this Agreement if an Event of Default, as defined below, has occurred or if any of the representations and warranties made by the Tribe or the Authority in this Agreement shall not be true if made on the date such fee payment or loan advance would otherwise be made. In addition, CEG shall not be obligated to make any loan advance to the Tribe or the Authority pursuant to this Agreement unless and until CEG receives the duly authorized and executed versions of the Interim Promissory Note. Each of the following shall be an Event of Default:

                  (i) The Tribe or the Authority shall fail to pay when due the Interim Promissory Note or any other indebtedness to CEG that the Tribe or the Authority owes or has guaranteed and such failure shall continue for thirty (30) days after CEG gives the Tribe or the Authority written notice thereof.

                  (ii) Any event referred to in any Interim Promissory Note that permits CEG to declare the Interim Promissory Note due and payable shall occur.

                  (iii) The Tribe or the Authority shall breach any of their obligations under this Agreement and such breach shall not be cured within thirty (30) days after CEG gives the Tribe and the Authority notice thereof.

                  (iv) Any material representation or warranty that the Tribe or the Authority has made under this Agreement shall prove to have been untrue when made, or is later untrue without notice to CEG of the change in status and written acceptance by CEG of the changed status.

                  (v) The Tribe or the Authority violates the provisions of Article 10 of this Agreement.

                  (vi) The Tribe or the Authority commits any Material Breach of the Management Agreement.

If any Event of Default described in clause (v) above occurs, CEG's commitments under this Agreement shall automatically terminate and any outstanding Interim Promissory Note and all of the Tribe's and the Authority's other obligations to CEG under this Agreement shall immediately become due and payable. If any other Event of Default occurs, CEG may, upon written notice to the Tribe and the Authority, declare CEG's commitment to make advances under this Agreement terminated and/or declare the principal balance of each Interim Promissory Note and any accrued interest to be immediately due, and CEG may exercise any other rights and remedies available to CEG by law or agreement. The Tribe and the Authority hereby irrevocably authorize CEG to set off all sums found to be owing pursuant to the provisions of Article 14 by the Tribe and the Authority to CEG against all credits the Tribe and the Authority may have with CEG, and any claims the Tribe or the Authority may have against CEG.

         Section 12.2. Events of Default by CEG. The Tribe and the Authority shall not be obligated to perform their obligations under this Agreement pursuant to this Agreement if an Event of Default, as defined below, has occurred or if any of the representations and warranties made by CEG in this Agreement would not be true if made on the date such performance would otherwise be due. Each of the following shall be an Event of Default:

                  (i) CEG shall fail to make payments (whether of fees, advances or loans) required by this Agreement, and such failure shall continue for thirty (30) days after the Tribe or the Authority gives CEG written notice thereof.

                  (ii) CEG shall breach any of CEG's obligations under this Agreement and such breach shall continue or not be cured within thirty (30) days after the Tribe or the Authority gives CEG notice thereof.

                  (iii) Any material representation or warranty that CEG has made under this Agreement shall prove to have been untrue when made, or is later untrue without notice to the Tribe and the Authority of the change in status and written acceptance by the Tribe and the Authority of the changed status.

                  (iv) CEG violates the provisions of Article 10 of this Agreement.

                  (v) CEG shall be in Material Breach under the Management Agreement after any applicable cure periods thereunder.

If any Event of Default described in clause (iv) above occurs, and in addition to any other rights they possess pursuant to this Agreement or by law or equity, the Tribe's and the Authority's commitments under this Agreement shall automatically terminate. If any other Event of Default occurs, the Tribe and the Authority may, upon written notice to CEG, exercise any other rights and remedies available to the Tribe and the Authority by law, equity or this Agreement.

                                 ARTICLE 13
                                TERMINATION

         Section 13.1. Voluntary Termination. This Agreement may be terminated upon the mutual written consent and approval of the parties, subject to the terms of the Loan Agreement. Notwithstanding the foregoing, the voluntary termination of this Agreement by either of the Tribe or the Authority shall be deemed the termination by both the Tribe and the Authority.

         Section 13.2. Termination for Cause. The Authority may terminate this Agreement if CEG commits or allows to be committed any material breach of this Agreement, and CEG may terminate this Agreement if the Authority or the Tribe commits or allows to be committed any material breach of this Agreement. A material breach of this Agreement means a failure of a party to perform any material duty or obligation on its part for any thirty (30) consecutive days after notice. Neither party may terminate this Agreement on grounds of material breach (not including any Event of Default) unless it has provided written notice to the other party of its intention to terminate this Agreement and the defaulting party thereafter fails to cure or take steps to substantially cure the default within thirty (30) days following receipt of such notice. During the period specified in the notice to terminate, a party may submit the matter to the Gaming Disputes Court under the dispute resolution provisions of this Agreement set forth at
Article 14 hereof. The periods specified by this section shall be tolled during the pendency of any dispute resolution proceedings under this section. The discontinuance or correction of a material breach shall constitute a cure thereof. In the event of any termination for cause, regardless of fault, the Tribe and the Authority shall retain all non-refundable fees previously paid to them pursuant to Articles 8 and 9 of this Agreement and CEG shall retain the right to repayment of unpaid principal and any interest on all monies loaned by it to the Tribe and the Authority whether pursuant to this Agreement or otherwise.

         Section 13.3. Termination if the Tribe or the Authority Violates
Article 10. If CEG terminates this Agreement because of a violation by the Tribe or the Authority of Article 10, the Tribe and the Authority, in addition to its obligations to CEG under the Interim Promissory Notes, agrees to repay CEG for all amounts advanced by CEG to the Tribe or the Authority, or for the Tribe or the Authority, pursuant to Article 8 and
Article 9 of this Agreement, that pursuant to this Agreement were to be repaid out of the first draw down of the Loan; and the Tribe and the Authority agree that their obligation to repay such amounts shall be subject to Section 14.1 regarding waiver of sovereign immunity by the Tribe and the Authority and the other provisions of Article 14, and a Security and Reimbursement Agreement pursuant to Section 11.2.

         Section 13.4. Actions in Addition to Termination. CEG, the Authority, and the Tribe agree that termination of this Agreement may not be a sufficient or appropriate remedy for material breach by either party, and further agree that pursuant to the terms of this Agreement, each party shall have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including actions to require payment of monies owed subsequent to any termination. Each party acknowledges and agrees that there may be irreparable harm to the other party and that damages may be difficult to determine in the event of material breach, and that an injunction or other equitable relief may be an appropriate remedy for such material breach.

         Section 13.5. Involuntary Termination Due to Changes in Legal Requirements. It is the understanding and intention of the parties that the development, construction and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise or any material aspect of Gaming is determined by the Congress of the United States, the Department of the Interior of the United States of America, the NIGC or the final judgment of a court of competent jurisdiction to be unlawful under federal law, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that:

                  (i)      CEG shall have the rights described at Section
                           13.6 and 13.7 of this Agreement;

                  (ii) CEG, the Authority, and the Tribe shall retain all money previously paid to them pursuant to this Agreement;

                  (iii) any money loaned to the Tribe and/or the Authority by or guaranteed by CEG or CEG Affiliates (to the extent CEG or its Affiliates have paid under such guarantee) or owed to CEG or its Affiliates pursuant to the Security and Reimbursement Agreement shall be repaid to CEG or its Affiliates in accordance with the terms of the Agreement; and

                  (iv) the Authority shall retain its interest in all Enterprise assets, including all fixtures, supplies and equipment, subject to the rights of CEG under the Security and Reimbursement Agreement and subject to the terms of applicable financing arrangements.

         Section 13.6. CEG Right to Terminate Agreement. CEG may terminate this Agreement by written notice effective upon receipt if:

                  (i) Any Tribal, State or Federal authority where approval is required fails to approve this Agreement or otherwise objects to the performance by CEG of any obligation imposed on it under this Agreement.

                  (ii) CEG has been notified by any regulatory agency that the performance by it of any obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by CEG or any of its Affiliates in any other jurisdiction, and the Tribe or the Authority refuses to allow CEG to immediately rectify any such complaint.

                  (iii) CEG has reason to believe that the performance by it, the Authority, or the Tribe of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon waiver of such performance within ten (10) days written notice by CEG.

                  (iv) Through its own actions, the Tribe or the Authority fails to make any payment to CEG when due within the time specified in this Agreement.

         Section 13.7. Recommencement of Operations. If gaming, or gaming construction and development on the Property is prohibited by Legal Requirements, or is otherwise impossible or impractical, CEG shall have the option to continue its interest in this Agreement and to commence or recommence the construction and development operations if, at some point during the Term of this Agreement, such commencement or recommencement, in the sole judgment of CEG, shall be legally and commercially feasible.

                  Section 13.7.1. Repair or Replacement. If the Facility is damaged, destroyed or condemned so that continued development and construction of Gaming cannot be continued at the Facility, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred. If CEG elects to reconstruct the Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, CEG may, in its sole discretion, supply such additional funds as are necessary to reconstruct the Facility to such condition and such funds shall, with the prior consent of the Authority and the BIA or NIGC, as appropriate, constitute a loan to the Authority, secured by the revenues from the Enterprise and repayable upon such terms as may be agreed upon by the Authority and CEG. The loan provided for herein shall not be subject to the ceiling set forth in this Development Agreement. If the insurance proceeds are not sufficient and are not used to repair the Facility, the Authority and CEG shall jointly adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first, to the amounts due under the Note or Security and Reimbursement Agreement (including principal and interest); second, any other loans; third, any surplus shall be distributed to the Authority.

                  Section 13.7.2. Other Business Purposes. CEG shall have the option to use the Facility for other purposes included in the Enterprise and reasonably incidental to Class II and Class III Gaming, provided the Authority has approved such purposes (which approval shall not be unreasonably withheld). In addition to Gaming, CEG shall obtain all approvals necessary under applicable law.

                  Section 13.7.3. Tolling of the Agreement. If, after a period of cessation of construction or development operations on the Property, the recommencement of such construction or development operations is possible, and if CEG has not terminated this Agreement under the provisions of Section 13.6 of this Agreement, the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation period. Any reasonable payments made to any third party to eliminate rights acquired in the Property, the Facility or the Enterprise during the period of cessation shall constitute Reimbursable Project Costs.

                                 ARTICLE 14
                             DISPUTE RESOLUTION

         Section 14.1. General. The parties agree that the Gaming Disputes Court shall have jurisdiction to hear and decide all disputes, controversies and claims arising out of this Development Agreement, any documents referenced by any of this Agreement, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The parties intend that the Gaming Disputes Court shall provide final and binding resolution of any dispute, controversy or claim, and that action in any other forum shall be brought only if necessary to compel participation in proceedings before the Gaming Disputes Court, or to enforce an award or order of the Gaming Disputes Court. All proceedings before the Gaming Disputes Court brought under this Agreement shall be instituted within twelve (12) months after the claim accrues or shall be forever barred.

                  (a) Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between CEG and the Tribe or the Authority arising from this Agreement. If the Tribe or the Authority and CEG are unable to negotiate an amicable resolution of a dispute within 14 days from the date of notice of the dispute pursuant to the notice section of this Agreement, or such other period as the parties mutually agree in writing, either party may refer the matter to the Gaming Disputes Court as provided herein.

                  (b) The Gaming Disputes Court shall have the power to grant equitable and injunctive relief and specific performance as provided in this Agreement, the Interim Promissory Note, the Note, the Loan Agreement (to the extent Manager is the Lender thereunder), the Security and Reimbursement Agreement, the Management Agreement and/or any agreement collateral thereto, or any notice of termination thereof, or the Constitution, the Tribal Gaming Code, or any rules, actions, or decisions of the Tribal Gaming Commission pursuant thereto, including but not limited to, the issuance, non-issuance, condition, suspension, denial or revocation of any license required thereunder.

                  (c) If necessary, orders to compel litigation before the Gaming Disputes Court or enforce an award of the Gaming Disputes Court may be sought before the United States District Court for the Eastern District of California and any Federal court having appellate jurisdiction over said court. If the United States District Court for the Eastern District of California finds that it lacks jurisdiction, the Tribe and the Authority consent to be sued in the California State Court system. This consent to State Court jurisdiction shall only apply if Manager exercises reasonable efforts to argue for the jurisdiction of the Federal court over said matter.

                           (d) In determining any matter the Gaming
                           Disputes Court shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Federal and applicable State law.

                  (e) All Gaming Disputes Court hearings shall be held at a place designated by the Gaming Disputes Court in Madera County, California.

                  (f)      The parties shall maintain strict
                           confidentiality with respect to any litigation commenced or maintained under the provisions of this Agreement, provided that Manager or the Tribe or the Authority may provide any notice or information that may be required to any person under the terms of any Loan Agreement.

         14.2 Limited Waiver of Sovereign Immunity. The Tribe and the Authority expressly and irrevocably waive their immunity from suit as provided for and limited by this Section. This waiver is limited to the Tribe's and the Authority's consent to all proceedings before the Gaming Disputes Court, and actions to compel such litigation and to enforce any awards or orders issuing from such litigation which are sought solely in United States District Court for the Eastern District of California and any Federal court having appellate jurisdiction over said court, provided that if the United States District Court for the Eastern District of California finds that it lacks jurisdiction, the Tribe and the Authority consents to such actions in the California State Court system. This consent to State Court jurisdiction shall only apply if CEG exercises reasonable efforts to argue for the jurisdiction of the Federal court over said matter. The Gaming Disputes Court shall not have the power to award punitive damages.

                  (a) The waiver granted herein shall commence as of the Date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, but shall remain effective for the duration of any litigation or dispute resolution proceedings then pending, all appeals therefrom, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment.

                  (b) This limited waiver is granted only to CEG and not to any other individual or entity.

                  (c) This limited waiver is specifically limited to the following actions and judicial remedies:

                           (i) The enforcement of an award of money damages by the Gaming Disputes Court, provided that the waiver does not extend beyond the assets specified in Subsection (iii) below. No court shall have any authority or jurisdiction to order execution against any assets or revenues of the Tribe or the Authority except as provided in this Section or to award any punitive damages against the Tribe or the Authority.

                           (ii) An action to compel or enforce litigation in the Gaming Disputes Court or awards or orders resulting from such litigation.

                           (iii) Damages awarded against the Tribe or the Authority shall be satisfied solely from the distributable share of Net Revenues of the Tribe and the Authority from the Enterprise, the tangible assets of the facility and the business of the Enterprise, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the accounts of any of these businesses to the Tribe or the Tribe's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe other than those specified in this Subsection.

                           (iv) Notwithstanding the preceding three
                           Subsections, the Tribe's and the Authority's waiver in this Section 14.2 extends to any action, order, or judgment of the Gaming Disputes Court that provides for injunctive and/or declaratory relief.


                                 ARTICLE 15
                                  GENERAL

         Section 15.1. Nature of Agreement. This Agreement is not intended as and shall not be construed as a Management Agreement within the meaning of the IGRA.

     Section 15.2. CEG Interest. Nothing contained herein grants or is intended (i) to grant CEG a titled interest to the Facility, or (ii) in any way to impair or diminish the Tribe's Authority's sole proprietary interest in the Facility.

     Section 15.3. Situs of the Agreement. This Agreement and any Interim Promissory Note shall be deemed entered into in Madera County, California.

     Section 15.4. Notice. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Certified Mail Return Receipt Requested, addressed as follows:

         If to the Tribe:                  PICAYUNE RANCHERIA OF THE
                                           CHUKCHANSI INDIANS
                                           P.O. Box 269
                                           35234 Highway 41
                                           Coarsegold, California 93614
                                           Attn.:  Tribal Chairperson

         Copies to:                        MONTEAU, PEEBLES, & CROWELL L.L.P.
                                           Attn: John M. Peebles, Esq.
                                           1001 2nd Street
                                           Sacramento, CA  95814

         If to the Authority:
                                           THECHUKCHANSI ECONOMIC DEVELOPMENT
                                           AUTHORITY
                                           P.O. Box 269
                                           46575 Road 417
                                           Coarsegold, California 93614
                                           Attn:  Chairperson


         Copies to:                        MONTEAU, PEEBLES & CROWELL, L.L.P.
                                           Attn: John M. Peebles, Esq.
                                           1001 2nd Street
                                           Sacramento, CA  95814


         If to The Development Manager:
                                           THE CASCADE GROUP, LLC
                                           Attn: Russell S. Pratt, President
                                           7915 Folsom Boulevard
                                           Sacramento, California  95826-2611


         Copies to:                        JACOBSON, BUFFALO, SCHOESSLER
                                             & MAGNUSON, LTD.
                                           Attn:  John E. Jacobson
                                           246 Iris Park Place
                                           1885 University Avenue West
                                           St. Paul, MN  55104

or to such other different address(es) as CEG, the Authority, or the Tribe may specify in writing. Any such notice shall be deemed given two (2) days following deposit in the United States mail or upon actual delivery, whichever first occurs.

     Section 15.5. Relationship. CEG, the Authority, and the Tribe shall not be construed as joint venturers or partners of each other by reason of this Agreement and none shall have the power to bind or obligate the others except as set forth in this Agreement. The Tribe and the Authority shall be jointly and severally liable for the obligations and liabilities of the other under this Agreement.

     Section 15.6. Further Actions. The Authority, the Tribe and CEG agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

     Section 15.7. Waivers. No failure or delay by CEG, the Authority or the Tribe to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     Section 15.8. Captions. The captions of each article, section and subsection contained in this Agreement are for ease of reference only and shall not affect the interpretational meaning of this Agreement.

     Section 15.9. Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     Section 15.10. Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

     Section 15.11. Estoppel Certificate. CEG, the Authority, and the Tribe each agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate.

     Section 15.12. Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Tribe or the State of California, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     Section 15.13. Confidential Information. Both parties agree that any information received concerning the other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing plans, or other information of a proprietary nature (the "Confidential Information"), will be treated by both parties in full confidence and except as required to allow CEG, the Authority, and the Tribe to perform their respective covenants and obligations hereunder, including obtaining the loan and executing the Loan Agreement, or in response to legal process or appropriate and necessary inquiry, and will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement for a period of two (2) years.

     The obligations not to use or disclose the Confidential Information shall not apply to Confidential Information which a) has been made previously available to the public by the Authority, the Tribe or CEG or CEG Affiliates or becomes generally available to the public, unless the Confidential Information being made available to the public results in a breach of this Agreement; b) prior to disclosure to the Authority, the Tribe, or CEG or CEG Affiliates, was already rightfully in any such person's possession; or c) is obtained by the Authority, the Tribe, or CEG or CEG Affiliates from a third party who is lawfully in possession of such Information, and not in violation of any contractual, legal or fiduciary obligation to the Authority, the Tribe, or CEG or CEG Affiliates, with respect to such Confidential Information and who does not require the Authority, the Tribe, or CEG or CEG Affiliates to refrain from disclosing such Confidential Information to others.

     Section 15.14. Government Savings Clause. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the Field Solicitor, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Authority, the Tribe or CEG under this Agreement or any other agreement or document related hereto.

     Section 15.15. Successors and Assigns. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. Any assignment by the Authority shall not prejudice the rights of CEG under this Agreement or the Lender under the Loan Agreement. No assignment authorized hereunder shall be effective until all necessary governmental approvals have been obtained.

     Section 15.16. Severability. If any provision, or any portion of any provision, of this Agreement is found to be invalid or unenforceable, such unenforceable provision, or unenforceable portion of such provision, shall be deemed severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. If any provision, or any portion of any provision, of this Agreement is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law. If, however, any material part of a party's rights under this Agreement or the Management Agreement shall be declared invalid or unenforceable (specifically including CEG right to receive its management fees or the Authority's right to receive payments for loans from CEG) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days' written notice to the other party, without liability on the part of the terminating party, but CEG shall retain the right to repayment of unpaid principal and interest on all monies loaned by it to the Authority and the Tribe whether pursuant to this Agreement or otherwise, and the Authority and the Tribe shall retain all non-refundable fees previously paid to them pursuant to Article 8 and Article 9 of this Agreement.

     Section 15.17. Entire Agreement. This Agreement (together with the Exhibits and Management Agreement of even date herewith) sets forth the entire agreement between the parties hereto with respect to the subject matter hereof. All agreements, covenants, representations, and warranties, express or implied, oral or written, of the parties with respect to the subject matter hereof are contained herein. No other agreements, covenants, representations, or warranties, express or implied, oral or written have been made by any party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, discussions, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof, are waived, merged herein and superseded hereby. Each party affirmatively represents that no promises have been made to that party which are not contained in this Agreement, the Management Agreement, and the Exhibits, and stipulates that no evidence of any promises not contained in this Agreement, the Management Agreement, and the Exhibits, shall be admitted into evidence on their behalf. This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses of trade and may only be amended or modified by a written instrument duly executed by officers of both all parties hereto.

     Section 15.18 Preparation of Agreement. This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either party.

     Section 15.19 Approvals of Authority or Tribe. Where approval or consent or other action of the Tribe or the Authority is required, such approval shall mean the written approval of the Tribal Council or the Governing Board, as the case may be, evidenced by a resolution thereof, certified by a Tribal official or Authority official as having been duly adopted, or such other person or entity designated by resolution of the Tribal Council or the Governing Board. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where a specific provision os this Agreement allows the Tribe or the Authority an absolute right to deny approval or consent or withhold action. Notwithstanding the foregoing, if the approval or consent of the Tribe or the Authority, or the delivery of notice to the Tribe or the Authority, is required by the terms and conditions of this Agreement, then the approval or consent of, or the delivery of notice to, either the Tribe or the Authority shall be deemed to constitute the approval or consent of, or delivery of notice to, both the Tribe and the Authority, and if any inconsistent or contradictory instructions (by way of approval, disapproval, consent or otherwise) shall be delivered by the Authority and the Tribe, Manager shall have the right to choose (in its sole and absolute discretion) the instruction that shall be binding upon both the Authority and the Tribe (and the Authority and the Tribe acknowledge and agree that Manager's choice shall be binding on them).

     Section 15.20 Approvals Manager. Where approval or consent or other action of Manager is required, such approval shall mean the written approval of the Managing Officer. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

     Section 15.21 Execution. This Agreement may be executed in six counterparts, two to be retained by each party. Each of the six originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon all parties when properly executed and approved by the Chairman of the NIGC.

     Section 15.22 Attorneys' Fees. If a dispute of any type arises, or an action is filed under this Agreement based in contract, tort or equity, or this Agreement gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, if but only if the Gaming Disputes Court determines that the claims of the losing party were frivolous or were made in bad faith and with the intent to harass or obstruct the prevailing party. For purposes of this Agreement, the terms "attorneys' fees," "costs" and "expenses" shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, and transcripts of proceedings relating to the action, and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees," "costs" and "expenses" shall also include, without limitation, fees and costs incurred in the following proceedings: (1) mediations; (2) arbitrations; (3) bankruptcy proceedings; (4) appeals; (5) post-judgment motions and collection actions; and (6) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to attorneys' fees and costs after any dismissal of an action.

     Section 15.23 Performance Delayed. Neither the Tribe, the Authority, nor the Development Manager party will be liable for any failure or delay in the performance of its obligations hereunder which are due, in whole or in part, directly or indirectly, to any cause beyond the reasonable control of such party, which in the exercise of due diligence could not have been avoided, including without limitation, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, unavailability of any component, activities of a combination of workers or other labor difficulties, war, insurrection, riot, act of God or public enemy, law, act, order, export control regulation, proclamation decree, regulations, ordinance, or instruction of government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of any breach by such party of this Agreement). In the event of such occurrence, the party so affected will give prompt notice to the other parties, stating the period of time the occurrence is expected to continue.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                  PICAYUNE RANCHERIA OF THE CHUKCHANSI INDIANS



                                  By:       /s/ Dixie Jackson
                                      ----------------------------------------
                                            Dixie Jackson, Chairperson

                                  Attest:    /s/ Belinda Jones
                                     ----------------------------------------
                                              Secretary



                                  CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                  By:       /s/ Dixie Jackson
                                      ----------------------------------------
                                            Dixie Jackson, Chairperson

                                  Attest:    /s/ Belinda Jones
                                     ----------------------------------------
                                              Secretary



                                  CASCADE ENTERTAINMENT GROUP, LLC


                                  By:       /s/ Russell S. Pratt
                                      ----------------------------------------
                                           Russell S. Pratt, President


                                  Attest:      /s/ Kathy J. Reiner, CFO
                                     ----------------------------------------

                       FIRST AMENDMENT TO AMENDED AND
                       ------------------------------
                       RESTATED DEVELOPMENT AGREEMENT
                       ------------------------------


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED DEVELOPMENT
AGREEMENT, dated as of July 30, 2001 (this "Amendment"), is made between THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS (the "Tribe"), THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and CASCADE ENTERTAINMENT GROUP, LLC ("CEG").

                                 RECITALS:

         WHEREAS, the Tribe and CEG entered into that certain Development Agreement dated October 15, 1999 (the "Original Development Agreement");

         WHEREAS, the Tribe, the Authority and CEG entered into that certain Amended and Restated Development Agreement dated June 15, 2001 (the "Development Agreement"), which amended and restated the Original
Development Agreement in its entirety;

         WHEREAS, the Development Agreement contained a condition that the Tribe amend its Constitution to, among other things, create the Gaming Disputes Court;

         WHEREAS, the Tribal Council has determined that it is in the best interest of the Tribe and the Authority to arbitrate any disputes with CEG and not to create the Gaming Disputes Court; and

         WHEREAS, the parties hereto desire to modify the Development Agreement upon the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


1. Defined Terms. All capitalized terms which are not defined within this Amendment shall have the meanings set forth for the term in the Development Agreement.

2.    Amendment of the Development Agreement.

      a. The definition "Constitutional Amendment" shall be deleted in its entirety.

      b. The phrase ", and as amended by the Constitutional Amendment in accordance with this Agreement" shall be deleted from the definition of "Constitution."

      c. The phrase "and managed by CEG" shall be deleted from the definition "Enterprise" and replaced with the phrase "or the Tribe".

      d. Section 8.2(vii) shall be deleted in its entirety and replaced with the following: "The Authority shall consent to binding arbitration, to the enforcement of arbitration awards in state and federal courts, and to New York law as the law governing the Loan Agreement."

      e. Section 13.2 shall be amended by deleting the phrase "the Gaming Disputes Court or" and replacing it with the word "arbitration".

      f. Section 14 shall be deleted in its entirety and replaced with the following:

         "14.1 General. The parties agree that binding arbitration shall be the remedy for all disputes, controversies and claims between the Tribe and the CEG or between the Authority and the CEG arising out of this Agreement, any documents referenced by any of this Agreement, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements. The Tribe and the Authority waive any recourse to any court of the Tribe, and agree that Tribal court procedures need not be exhausted as a precondition to commencing or maintaining dispute resolution procedures under this Agreement. The parties intend that such arbitration shall provide final and binding resolution of any dispute, controversy or claim, and that action in any other forum shall be brought only if necessary to compel such arbitration, to aid such arbitration, or to enforce an award or order resulting from such arbitration. All initial proceedings between the parties before the arbitrator shall be instituted within twelve (12) months after the claim accrues or shall be forever barred.

      (a) Initial Procedure. Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between CEG and the Tribe or the Authority arising from this Agreement.
      (b) Arbitration Jurisdiction. Arbitration shall be initiated by written notice given by one party to the other, pursuant to the Notice section of this Agreement, and the Commercial
            Arbitration Rules of the American Arbitration Association shall thereafter apply. The Arbitrator shall have the power to grant legal, equitable and injunctive relief, including preliminary and temporary injunctive relief, and specific performance as provided in this Agreement, the Interim Promissory Note, the Note, the Loan Agreement (to the extent CEG is the Lender hereunder), the Security and Reimbursement Agreement, the Management Agreement and/or any agreement collateral thereto.
      (c) Court Authority. If necessary, orders to compel arbitration or aid arbitration, enforce an award of an arbitrator or provide any necessary remedies in aid of an arbitration may be sought before the courts of the State of California and the Federal Courts.
      (d) Choice of Law. In determining any matter, the arbitrator shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Federal and applicable State law.
      (e) Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrator in Madera County, California.
      (f) Confidentiality. The parties shall maintain strict confidentiality with respect to any arbitration commenced or maintained under the provisions of this Agreement, provided that CEG or the Tribe or the Authority may provide any notice or information that may be required to any person under the terms of any Loan Agreement.

         14.2 Limited Waiver of Sovereign Immunity. The Tribe and the Authority expressly and irrevocably waive their immunity from suit as provided for and limited by this Section. This waiver is limited to the Tribe's and the Authority's consent to all arbitration proceedings, and actions to compel arbitration, to aid arbitration and to enforce any awards or orders issuing from or connected to such arbitration which are sought in the Courts of the State of California and the Federal Courts. The arbitrator shall not have the power to award punitive damages.

         (a) Time Period. The waiver granted herein shall commence as of the date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, but shall remain effective for the duration of any arbitration or dispute resolution proceedings then pending, all appeals therefrom, including court procedures, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment.
         (b) Recipient of Waiver. This limited waiver is granted only to CEG and its permitted assigns hereunder and not to any other individual or entity.
         (c) Limitations of Actions. This limited waiver is specifically limited to the following actions and judicial remedies:
                  (i) Damages. The enforcement of an award of money damages by the arbitrator, provided that the waiver does not extend beyond the assets specified in Subsection (iii) below. No court or arbitrator shall have any authority or jurisdiction to order execution against any assets or revenues of the Tribe or the Authority except as provided in this Section or to award any punitive damages against the Tribe or the Authority.

                  (ii) Action to Compel Litigation. An action to compel, aid or enforce arbitration or awards or orders resulting from or connected to such arbitration.
                  (iii) Limitation Upon Enforcement. Damages awarded against the Tribe or the Authority shall be satisfied solely from the distributable share of Net Revenues of the Tribe and the Authority from the Enterprise, the tangible assets of the Facility and the business of the Enterprise, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the accounts of any of these businesses to the Tribe or the Tribe's bank account in the normal course of business. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe other than those specified in this Subsection.
                  (iv) Extent of Waiver. Notwithstanding the preceding three Subsections, the Tribe's and the Authority's waiver in this Section 14.2 extends to any action, order, or judgment of an arbitrator or court that provides for injunctive and/or declaratory relief."

         g. Section 15.3 is amended by adding the phrase "and governed by the laws of the State of California" at the end thereof.

         h. The address of CEG in Section 15.4 is amended to read "CASCADE ENTERTAINMENT GROUP, LLC".

         i. Section 15.13 shall be amended by inserting the phrase ", as required in connection with any arbitration proceeding commenced hereunder" after the phrase "and executing the Loan Agreement," in the first paragraph thereof.

         j. Section 15.22 shall be deleted in its entirety and replaced with the following:

                  "If a dispute resolution proceeding is filed under this Agreement based in contract, tort or equity, or this Agreement gives rise to any other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, costs and expenses, including, but not limited to, expert witness fees, accounting and engineering fees, and any other professional fees incurred in connection with the prosecution or defense of such action, if but only if an arbitrator or court (as applicable) determines that the claims of the losing party were frivolous or were made in bad faith and with the intent to harass or obstruct the prevailing party. For purposes of this Agreement, the terms "attorneys' fees," "costs" and "expenses" shall also include the fees and expenses incurred by counsel to the parties hereto for photocopies, duplications, deliveries, postage, telephone and facsimile communications, and transcripts of proceedings relating to the action, and all fees billed for law clerks, paralegals, librarians, secretaries and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees," "costs" and "expenses" shall also include, without limitation, fees and costs incurred in the following proceedings: (1) arbitrations; (2) bankruptcy proceedings; (3) appeals; (4) post-judgment motions and collection actions; and (5) garnishment, levy and debtor examinations. The prevailing party shall also be entitled to attorneys' fees and costs after any dismissal of an action."

         k.       Exhibit D is hereby deleted in its entirety.

3.      Miscellaneous.
        -------------

         a. Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

         b. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         c. Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

         d. No Further Modifications. Except as modified herein, all of the terms and conditions of the Development Agreement shall remain in full force and effect and, as modified hereby, each of the Tribe, the Authority and CEG confirms and ratifies all of the terms, covenants and conditions of the Development Agreement in all respects.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                           PICAYUNE RANCHERIA OF
                                           CHUKCHANSI INDIANS


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CHUKCHANSI ECONOMIC
                                           DEVELOPMENT AUTHORITY


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CASCADE ENTERTAINMENT GROUP, LLC

                                           By    /s/ Russell Pratt
                                                -------------------------------
                                                 Russell Pratt, Its President

                      SECOND AMENDMENT TO AMENDED AND
                      -------------------------------
                       RESTATED DEVELOPMENT AGREEMENT
                       ------------------------------


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED DEVELOPMENT AGREEMENT, dated as of August ___, 2001 (this "Amendment"), is made between THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS (the "Tribe"), THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and CASCADE ENTERTAINMENT GROUP, LLC ("CEG").

                                  RECITALS:

         WHEREAS, the Tribe and CEG entered into that certain Development Agreement dated October 15, 1999 (the "Original Development Agreement");

         WHEREAS, the Tribe, the Authority and CEG entered into that certain Amended and Restated Development Agreement dated June 15, 2001 (the "Development Agreement"), which amended and restated the Original
Development Agreement in its entirety;

         WHEREAS, the Tribe, the Authority and CEG entered into that certain First Amendment to Amended and Restated Development Agreement dated July 30, 2001, which amended the Development Agreement; and

         WHEREAS, the parties hereto desire to modify the Development Agreement upon the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Defined Terms. All capitalized terms which are not defined within this Amendment shall have the respective meanings set forth in the Development Agreement.

2.       Amendment of the Development Agreement.

         a.       The definition of "Governmental Action" shall be added to
                  Section 1 as follows:

                         "Governmental Action" shall mean any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe."

         b. Section 14.1 shall be amended by adding the following sentence to the end of the first paragraph thereof:

                         "Notwithstanding the foregoing, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority."

3. Miscellaneous.

         a. Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

         b. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         c. Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

         d. No Further Modifications. Except as modified herein, all of the terms and conditions of the Development Agreement shall remain in full force and effect and, as modified hereby, each of the Tribe, the Authority and CEG confirms and ratifies all of the terms, covenants and conditions of the Development Agreement in all respects.




                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                           PICAYUNE RANCHERIA OF
                                           CHUKCHANSI INDIANS


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CHUKCHANSI ECONOMIC
                                           DEVELOPMENT AUTHORITY


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CASCADE ENTERTAINMENT GROUP, LLC

                                           By    /s/ Russell Pratt
                                                -------------------------------
                                                 Russell Pratt, Its President

                       THIRD AMENDMENT TO AMENDED AND
                       ------------------------------
                       RESTATED DEVELOPMENT AGREEMENT
                       ------------------------------


         THIS THIRD AMENDMENT TO AMENDED AND RESTATED DEVELOPMENT AGREEMENT, dated as of December 27, 2001 (this "Amendment"), is made between THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS (the "Tribe"), THE CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY (the "Authority") and CASCADE ENTERTAINMENT GROUP, LLC ("CEG").

                                  RECITALS:

         WHEREAS, the Tribe and CEG entered into that certain Development Agreement dated October 15, 1999 (the "Original Development Agreement");

         WHEREAS, the Tribe, the Authority and CEG entered into that certain Amended and Restated Development Agreement dated June 15, 2001 (the "Development Agreement"), which amended and restated the Original
Development Agreement in its entirety;

         WHEREAS, the Tribe, the Authority and CEG entered into that certain First Amendment to Amended and Restated Development Agreement dated July 30, 2001, which amended the Development Agreement;

         WHEREAS, the Tribe, the Authority and CEG entered into that certain Second Amendment to Amended and Restated Development Agreement dated August 27, 2001, which amended the Development Agreement; and

         WHEREAS, the parties hereto desire to modify the Development Agreement upon the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         Defined Terms. All capitalized terms which are not defined within this Amendment shall have the respective meanings set forth for the term in the Development Agreement.

         Amendment of the Development Agreement. Section 2.2 shall be deleted in its entirety and replaced with the following:

               Section 2.2. Land Acquisition. CEG has acquired an interest in the following undeveloped land (Collateral Development), to wit:

               Tract 1:    Parcel 1:

                           All that portion of the N 600.0 feet of the East
                           309.0 feet of the NE 1/4 of the NE 1/4 of the NW 1/4 lying South and West of the Picayune Road in
                           Section 29, Township 8 South, Rage 21 East,
                           MDB&M, bounded and described as follows:

                           Beginning at a point on the North Section line at the intersection of the N.-S. 1/2 Section line of
                           Section 29, thence West and along the North
                           Section line a distance of 309 feet to a point; thence at right angles South and parallel to the N.-S. 1/2 Section line a distance of 600 feet to a point; thence at right angles East and parallel to the North Section line of Section 29 a distance of 309 feet to the intersection with the N.-S. 1/2 Section line of Section 29; thence at right angles North along the North-South 1/2 Section line of Section 29 a distance of 600 feet, back to the point of beginning.

                           Parcel 2:

                           All that portion of the Northwest quarter of
                           Section 29, Township 8 South, Range 21 East,
                           Mount Diablo Base and Meridian, according to the Official Plat thereof, described as beginning at a point on the North Section line, which point lies West 309.0 feet from the North quarter corner of Section 29 thence continuing West and along the North Section line a distance of 1089.0 feet; thence at right angles South and parallel to the North-South half Section line a distance of 600 feet to a point; thence at right angles East and parallel to the North Section line a distance of 1089.0 feet to a point on the Southwest corner of parcel conveyed to Richard E. Keith by deed recorded June 28, 1965 in Volume 937 Page 463, of Official Records, Madera County; thence North and along West line of said parcel, a distance of 600 feet to the point of beginning.
                           APN: 054-330-014

               Tract 2:    Parcel 2 of Parcel Map 1870 in the
                           County of Madera, State of California, per map recorded August 21, 1981, in Book 27 of Maps at page 182 of Madera County Records, together with the right of access upon Parcel 1 of said Parcel Map as reserved thereon. APN: 054-330-032-000.

               Tract 3:    Parcel 3 of Parcel Map 1870 in the
                           County of Madera, State of California, per map recorded August 21, 1981, in Book 27 of Maps at page 182 of Madera County Records. APN:
                           054-330-033-000

               Tract 4: The SE 1/4 of the NW 1/4 of Section 29, Township 8 South, Range 21 East, MDB&M. APN: 054 330 020

               Tract 5: Parcel 1 of Parcel Map No. 1870 according to the map thereof recorded August 21, 1981 in Book 27 of Maps, at Page 182, Madera County Records. APN:
                           054-330-031

               Tract 6: All that portion of the North half of the Northwest Quarter of Northeast quarter (N 1/2 of NW 1/4 of NE 1/4) of Section twenty-nine (29), Township eight (8) South, Range twenty-one (21) East, MDB&M, lying Southwesterly of County Road No. 417. APN: 054-330-015

         Miscellaneous.

                  Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

                  Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

                  Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

                  No Further Modifications. Except as modified herein, all of the terms and conditions of the Development Agreement shall remain in full force and effect and, as modified hereby, each of the Tribe, the Authority and CEG confirms and ratifies all of the terms, covenants and conditions of the Development Agreement in all respects.



                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                           PICAYUNE RANCHERIA OF
                                           CHUKCHANSI INDIANS


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CHUKCHANSI ECONOMIC
                                           DEVELOPMENT AUTHORITY


                                           By    /s/ Dixie Jackson
                                                -------------------------------
                                                 Dixie Jackson, Its Chairperson



                                           CASCADE ENTERTAINMENT GROUP, LLC

                                           By    /s/ Russell Pratt
                                                -------------------------------
                                                 Russell Pratt, Its President